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                                                        EXHIBIT 7(C) to Form 8-K


















                                MERGER AGREEMENT

                                     BETWEEN

                                  AMTROL INC.,

                               A.I. HOLDINGS, INC.
                                       AND

                             A.I. ACQUISITION, INC.





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                                MERGER AGREEMENT
                                ----------------


      MERGER AGREEMENT dated as of August 28, 1996 (the "AGREEMENT"), among A.I. Holdings, Inc., a Delaware corporation ("PARENT"), A.I. Acquisition, Inc., a Rhode Island corporation ("PARENT SUB"), and a wholly owned subsidiary of Parent, and AMTROL Inc., a Rhode Island corporation (the "COMPANY").

      WHEREAS, Parent Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of Rhode Island ("RHODE ISLAND LAW"), will merge with and into the Company (the "MERGER"); and

      WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to, and in the best interests of, the holders of Common Stock (as hereinafter defined) and (ii) approved this Agreement and the transactions contemplated hereby and recommended approval of this Agreement by the stockholders of the Company; and

      WHEREAS, the Board of Directors of Parent has determined that the Merger is in the best interests of Parent and its stockholders and has approved this Agreement and the transactions contemplated hereby;

      WHEREAS, Parent and Parent Sub are unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain beneficial and record stockholders of the Company enter into the Voting Agreement in the form of Exhibit A hereto (the "VOTING AGREEMENT") providing for certain actions relating to the transactions contemplated by this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER
                                   ----------

      SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Rhode Island Law, at the Effective Time (as hereinafter defined), Parent Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Parent Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be Amtrol Inc.

      SECTION 1.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Rhode Island, in such form as required by, and executed in accordance with the relevant provisions of, Rhode Island Law (the date and time of the filing of the Articles of Merger or the time specified therein being the "EFFECTIVE TIME").

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      SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Rhode Island Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Parent Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Parent Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

      SECTION 1.04. ARTICLES OF INCORPORATION; BY-LAWS. At the Effective Time, the Articles of Incorporation and By-Laws of Parent Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and By-Laws, respectively, of the Surviving Corporation.

      SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Parent Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Parent Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      SECTION 1.06. CLOSING. (a) The closing (the "CLOSING") of the Merger will take place at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017 at 10:00 a.m., local time, on a date to be mutually agreed upon by Parent and the Company, which date shall be no later than the fifth business day following the date upon which the last to occur of the conditions set forth in Article VII is fulfilled or duly waived provided that, unless Parent shall have otherwise agreed in writing, such date shall not be prior to November 15, 1996, and, provided further, that if the Company Stockholders' Meeting (as hereinafter defined) is held after November 10, 1996, then, unless Parent shall have otherwise agreed in writing, such date shall not be prior to December 15, 1996.

            (b) Subject to the satisfaction or waiver of each of the conditions set forth in Article VII, at the Closing, (i) the closing certificates and other documents required by Article VII shall be delivered, and (ii) the appropriate officers of the Company shall execute and acknowledge the Articles of Merger.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
               --------------------------------------------------

      SECTION 2.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Parent Sub, the Company or the holders of any of the following securities:

            (a) Subject to the other provisions of this Section 2.01, each share of Common Stock, par value $.01 per share ("COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (excluding any shares described in Section 2.01(b)) shall be converted into the right to receive $28.25 in cash, without interest (the "PER SHARE AMOUNT"). All such shares of Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Per Share Amount as described below. The holders of certificates previously evidencing such shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock,



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except as otherwise provided herein or by law. Each such certificate previously evidencing shares of Common Stock shall be exchanged for the Per Share Amount multiplied by the number of shares previously evidenced by the canceled certificate upon the surrender of such certificate in accordance with the provisions of Section 2.02, without interest;

            (b) Each share of Common Stock held in the treasury of the Company and each share of Common Stock owned by any direct or indirect subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

            (c) Each share of common stock, par value $.01 per share, of Parent Sub ("PARENT SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

      SECTION 2.02. PAYMENT. (a) PAYING AGENT. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank theretofore designated by Parent (the "PAYING AGENT"), for the benefit of the holders of shares of Common Stock, for payment in accordance with this Article II, through the Paying Agent, cash in an amount equal to the Per Share Amount multiplied by the number of shares of Common Stock outstanding immediately prior to the Effective Time, (such cash being hereinafter referred to as the "PAYMENT FUND"). The Paying Agent shall, pursuant to irrevocable instructions, deliver the cash contemplated to be paid pursuant to Section 2.01(a) out of the Payment Fund. The Payment Fund shall not be used for any other purpose.

            (b) PAYMENT PROCEDURES. Promptly after the Effective Time, the Paying Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate that immediately prior to the Effective Time evidenced outstanding shares of Common Stock (the "CERTIFICATES") a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the consideration set forth in Section 2.01(a) (the "MERGER CONSIDERATION"), and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. Until surrendered in accordance with the provisions of this
Section 2.02, each Certificate shall represent for all purposes only the right to receive the consideration set forth in Section 2.01(a), without any interest thereon.

            (c) NO FURTHER RIGHTS IN COMMON STOCK. All cash paid upon conversion of the shares of Common Stock in accordance with the terms of this
Article II, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Common Stock.

            (d) TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund that remains undistributed to the holders of Common Stock for 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Common Stock that have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for cash to which they are entitled.


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           (e)  NO LIABILITY. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (f) INVESTMENT OF PAYMENT FUND. The Paying Agent shall invest the Payment Fund, as directed by the Surviving Corporation, on a daily basis. The Paying Agent shall invest funds in the Payment Fund only in Permitted Investments (as herein defined). Any interest or other income earned on the investment of funds in the Payment Fund shall be for the account of and payable to the Surviving Corporation. The Surviving Corporation shall replace any monies lost through any investment made pursuant to this Section 2.02(f). For purposes of this Section 2.02(f), "PERMITTED INVESTMENTS" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) certificates of deposit, eurodollar time deposits and bankers' acceptances with maturities not exceeding six months and overnight bank deposits with any commercial bank, depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia, provided that such commercial bank, depository institution or trust company has, at the time of the investment, (A) capital and surplus in excess of $250 million and (b) outstanding short-term debt securities which are rated at least A-1 by Standard & Poor's Rating Group Division of McGraw Hill Incorporated or at least P-1 by Moody's Investor Services, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having a rating in the highest rating categories from Standard & Poor's Rating Group Division of McGraw Hill Incorporated or Moody's Investor Services, Inc. or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments and in each case maturing within six months after the date of acquisition and (v) money market mutual or similar funds having assets in excess of $250 million.

      SECTION 2.03. OPTIONS. The Company shall take all action necessary to (i) terminate the Company's 1992 Stock Incentive Plan, as amended to the date of this Agreement (the "1992 STOCK PLAN") and the Non-Employee Director Compensation Plan (the "DIRECTOR PLAN"), effective as of the day of the Effective Time immediately prior to the Effective Time, (ii) provide that each outstanding stock option to purchase shares of Common Stock granted under the 1992 Stock Plan and the Director Plan (an "OPTION") shall become fully vested, whether or not previously vested, immediately prior to the Effective Time and
(iii) provide that, with respect to any such Option that is outstanding immediately prior to the Effective Time, such Option shall be canceled as of the day of the Effective Time immediately prior to the Effective Time and the holder shall be entitled to receive from the Surviving Corporation, immediately after the Effective Time, an amount in cash in cancellation of such Option equal to the excess, if any, of the Per Share Amount over the per share exercise price of such Option, multiplied by the number of shares of Common Stock to which the Option remains unexercised. Any such payment shall be subject to all applicable Federal, state and local tax withholding requirements.

      SECTION 2.04. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Common Stock thereafter on the records of the Company. On or after the Effective Time, any certificates for shares of Common Stock presented to the Paying Agent, the Surviving Corporation or Parent for any reason shall be converted into the Merger Consideration.



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                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

      Except as set forth in the disclosure schedule (as qualified by the introduction thereto) delivered by the Company to Parent concurrent with the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to Parent and Parent Sub that:

      SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect (as hereinafter defined). The term "COMPANY MATERIAL ADVERSE EFFECT" as used in this Agreement means any change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the financial condition, business, operations, earnings or prospects of the Company and its subsidiaries, taken as a whole.

            (b) Section 3.01 of the Company Disclosure Schedule sets forth, a complete and correct list of all the Company's directly or indirectly owned subsidiaries, together with (i) the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by each holder of such stock, and (ii) as of the date of this Agreement, indication of whether each such subsidiary is a "Significant Subsidiary" (as hereinafter defined).

      SECTION 3.02. ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent complete and accurate copies of the Articles of Incorporation and the By-Laws, in each case as amended or restated to the date of this Agreement, of the Company and each of its subsidiaries.

      SECTION 3.03. CAPITALIZATION. (a) The authorized capital stock of the Company consists of (i) 15,000,000 shares of Common Stock; and (ii) 5,000,000 shares of Preferred Stock, $.01 par value. As of the date of this Agreement, (i) 7,444,220 shares of Common Stock (none of which is subject to any preemptive rights whether created by statute, the Company's Articles of Incorporation or By-Laws or any agreement to which the Company is a party or is bound or otherwise) and no shares of Preferred Stock are issued and outstanding, (ii) 214,200 shares of Common Stock are held in the treasury of the Company; (iii) 679,223 shares of Common Stock are reserved for issuance pursuant to outstanding Options granted pursuant to the 1992 Stock Plan and the Director Plan, (iv) no shares of Common Stock are issued and outstanding as "Restricted Shares" under the 1992 Stock Plan, and (v) no "Limited Rights" are issued and outstanding under the 1992 Stock Plan. Each of the outstanding shares of capital stock of the Company and each of its subsidiaries is duly authorized and validly issued, fully paid and nonassessable, and such shares owned by the Company or another subsidiary of the Company are owned free and clear of all liens, claims, encumbrances, security interests or other charges




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("ENCUMBRANCES"). None of the shares of Common Stock are subject to any rights to dissent or rights of appraisal.

            (b) Except (i) as set forth above in the second sentence of Section 3.03(a) or (ii) as a result of the exercise of Options outstanding as of the date of this Agreement, there are outstanding (a) no shares of capital stock or voting securities of the Company, (b) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company or any of its subsidiaries, and (c) except as set forth in Section 3.03 of the Company Disclosure Schedule, no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock or voting securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue or sell any shares of the capital stock or voting securities of the Company or any of its subsidiaries, by sale or otherwise. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise reacquire any shares of Common Stock or the capital stock of any subsidiary of the Company; or (ii) (other than advances to subsidiaries in the ordinary course of business or in accordance with the 1996 Capital Plan) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or (except as set forth in Section 3.03 of the Company Disclosure Schedule) provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other person. None of the Company or any of its subsidiaries directly or indirectly owns, or has agreed to purchase or otherwise acquire, the capital stock of, or any interest convertible into or exchangeable or exercisable for, the capital stock of any corporation, partnership, joint venture or other business association or entity. Except for any agreements, arrangements or commitments between the Company and any of its subsidiaries or between such subsidiaries and bonus plans set forth on the Company Disclosure Schedule, there are no material agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any of its subsidiaries. There are no voting trusts, proxies or other material agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its subsidiaries. As of the date hereof, the only arrangement providing for indebtedness of the Company or any of its subsidiaries for borrowed money is the Amended and Restated Loan Agreement, dated as of March 26, 1996, between Fleet National Bank and the Company. As of the date hereof, the Company and its subsidiaries have no outstanding indebtedness, and, at the Effective Time, the Company and its subsidiaries will have no outstanding indebtedness and will have terminated such loan agreement. Section 3.03(b) of the Company Disclosure Schedule sets forth the record and, to the best knowledge of the Company, beneficial ownership of Common Stock with respect to the signatories to the Voting Agreement.

            (c) The Company has made available to Parent complete and accurate copies of the 1992 Stock Plan and the Director Plan and the forms of agreements related to Options awarded pursuant to the 1992 Stock Plan and the Director Plan, including all amendments thereto.

      SECTION 3.04. AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate



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action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Parent Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by the availability of equitable remedies.

      SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company or any of its subsidiaries, (ii) conflict with or violate any Federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, order, judgment or decree (collectively, "LAWS") applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration (other than option agreements and borrowings disclosed in Section 3.8(h) of the Company Disclosure Schedule) or cancellation of, or require payment under, or result in the creation of any Encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, or trigger any right of first refusal under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, except, in the case of clauses (ii) and (iii), for any thereof that would not have a Company Material Adverse Effect. The Board of Directors of the Company has taken all actions necessary under Rhode Island Law, including approving the transactions contemplated by this Agreement, to ensure that Section 7-5.2-4 of the Rhode Island Business Combination Act does not, or will not, apply to the transactions contemplated by this Agreement. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Voting Agreement or any of the transactions contemplated by this Agreement or the Voting Agreement.

            (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign ("GOVERNMENTAL ENTITY"), except (i) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"); (ii) the filing and recordation of the Articles of Merger as required by Rhode Island Law; and
(iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the Company from performing its obligations under this Agreement and would not have a Company Material Adverse Effect.

      SECTION 3.06. REPORTS; FINANCIAL STATEMENTS. (a) Since December 31, 1995,
(i) the Company has filed all forms, reports, statements, schedules and other documents required to be filed with (A) the Securities and Exchange Commission (the "SEC"), including, without limitation, (I) all Annual Reports on Form 10-K,
(II) all Quarterly Reports on Form 10-Q, (III) all Current Reports on Form 8-K,
(IV) all other forms, reports, statements, schedules and other documents required to be filed, and (V) all amendments and supplements to all such forms, reports, statements, schedules and other documents (collectively, the "COMPANY SEC REPORTS"); and (B) any other applicable state securities authorities, and
(ii) the Company and its respective


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subsidiaries have filed all forms, reports, statements, schedules and other documents required to be filed with any other applicable Federal or state regulatory authorities, except where the failure to file any such forms, reports, statements, schedules or other documents would not have a Company Material Adverse Effect (all such forms, reports, statements, schedules and other documents in clauses (i) and (ii) of this Section 3.06(a) being referred to herein, collectively, as the "COMPANY REPORTS"). The Company Reports, including all Company Reports filed after the date hereof and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Company SEC Reports, the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports), and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that, to the extent that the foregoing relates to facts or omissions regarding persons other than the Company and its affiliates, such representation and warranty is being made to the Company's knowledge.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports filed prior to the Effective Time (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except
(A) to the extent required by changes in generally accepted accounting principles and (B) with respect to Company SEC Reports filed prior to the date hereof, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of the Company and its subsidiaries, as the case may be, as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial information contained in such consolidated financial statements is not necessarily indicative of the consolidated financial position of the Company and its subsidiaries, as the case may be, as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

      SECTION 3.07. UNDISCLOSED LIABILITIES. None of the Company or any of its subsidiaries has any liability or obligations of any nature (whether accrued, absolute, contingent or otherwise) that is required to be reflected on the financial statements (or the notes thereto) of the Company in accordance with generally accepted accounting principles, other than liabilities which would not have a Company Material Adverse Effect or liabilities (a) reflected or reserved against in the consolidated balance sheets included in the Company's Form 10-Q for the quarter ended March 31, 1996, and Form l0-K for the year ended December 31, 1995 (the "BALANCE SHEETS") (or in the notes thereto), (b) with respect to matters disclosed in the Company Disclosure Schedule (consistent with the qualifications set forth in the introduction thereto), (c) under this Agreement or any agreement entered into in connection herewith, or in accordance with
Section 5.02 hereof, (d) with respect to matters addressed in Sections 3.12,
3.16 and 3.18 (which shall be governed solely by the terms of such Sections), and (e) incurred or arising in the ordinary course of business of the Company or such subsidiary since March 31, 1996, which would not have a Company Material Adverse Effect.

      SECTION 3.08. MATERIAL CONTRACTS. Section 3.08 of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all (a) written employment, severance, termination, consulting (to the extent any thereof involve annual payments of at least $25,000 or are not terminable on less than 366 days' notice without material



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penalty) and retirement agreements to which the Company or any of its subsidiaries is a party, (b) written collective bargaining agreements to which the Company or any of its subsidiaries is a party, (c) written agreements that require aggregate future payments by or to the Company or any of its subsidiaries of more than $100,000 that are not terminable by the Company or any of its subsidiaries on less than 90 days' notice without material penalty (other than purchase orders entered into in the ordinary course of business), (d) written agreements containing covenants limiting the freedom of the Company or any of its subsidiaries to compete with any person or the freedom of any other person to compete with the Company or any of its subsidiaries in any line of business or in any area or territory, (e) license agreements involving annual payments or receipts in excess of $250,000, (f) indentures, mortgages and notes or other debt instruments evidencing indebtedness (other than purchase money indebtedness), (g) material agreements of the Company or any of its subsidiaries with any shareholder, officer or director of the Company, (h) agreements of the Company involving payments in excess of $100,000 containing any provisions with respect to a "change in control" of the Company, (i) agreements under which the Company or any of its subsidiaries has advanced or loaned any amount in excess of $25,000 to any of its directors, officers or employees (all of which amounts the Company will have caused to be repaid prior to the Effective Time) and (j) leases involving annual payments in excess of $50,000 (collectively, the "MATERIAL CONTRACTS"). Except as would not have a Company Material Adverse Effect, (a) the Company and its subsidiaries are not in default under any of the Material Contracts, and (b) to the Company's knowledge, the other parties thereto are not in default and the Material Contracts are valid and binding obligations of the other parties thereto, in accordance with their terms.

      SECTION 3.09. PERMITS. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (collectively, the "COMPANY PERMITS"), that are necessary to own, lease and operate the properties of the Company and its subsidiaries and to carry on their business as they or it are or is owned, leased, operated or carried on as of the date of this Agreement, except, in each case, where the failure to possess such Company Permits would not have a Company Material Adverse Effect. The Company Permits are in full force and effect and there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, except, in each case, where the failure to possess, or the suspension or cancellation of, such Company Permits would not have a Company Material Adverse Effect.

      SECTION 3.10. PROPERTIES. Except as set forth in Section 3.10 of the Company Disclosure Schedule, each of the Company and its subsidiaries has good, valid and, in the case of real property, marketable fee simple, title to, or a valid leasehold interest in, all the material assets and properties that are reflected on the Balance Sheets (except for assets and properties sold, consumed or otherwise disposed of by them in the ordinary course of business consistent with past practice since the dates thereof), and such assets and properties are free and clear of all Encumbrances, except for (a) liens for taxes and assessments not yet due and payable or for taxes the validity of which is being contested in good faith, (b) Encumbrances to secure indebtedness reflected on the Balance Sheets or indebtedness (including purchase money indebtedness) incurred in the ordinary course of business and consistent with past practice after the date thereof, (c) mechanic's, materialmen's and similar Encumbrances that have arisen in the ordinary course of business and (d) minor imperfections of title and Encumbrances the existence of which would not have a Company Material Adverse Effect. All the material buildings, structures, equipment and other tangible assets of the Company and its subsidiaries (whether owned or leased) are in normal operating condition (normal wear and tear excepted) and are fit for use in the ordinary course of business as such business of the Company is being conducted as of the date of this Agreement.

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10


     SECTION 3.11. INTELLECTUAL PROPERTY. Section 3.11 of the Company
Disclosure Schedule sets forth a complete and accurate list and a brief description of all patents, patent applications, trademarks, trade names, service marks and other intellectual property (the "INTELLECTUAL PROPERTY") owned, used or licensed by or to the Company and pertaining to the business of the Company as it is being conducted as of the date of this Agreement, which is all the Intellectual Property necessary to conduct the business of the Company as it is being conducted as of the date of this Agreement, except for Intellectual Property, the lack of which would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, to the Company's knowledge, (i) there are no infringements on any such Intellectual Property and (ii) the rights of the Company in or to such Intellectual Property do not conflict with or infringe on the rights of any other person, and the Company has not received any claim or notice from any person to such effect.

      SECTION 3.12. TAXES. (a) Except for such matters as would not have a Company Material Adverse Effect, (i) the Company and its subsidiaries have timely filed or will timely file all returns and reports required to be filed prior to the Effective Time by them with any taxing authority with respect to Taxes (as hereinafter defined) for any period ending on or before the Effective Time, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid, and adequate reserves have been established in accordance with GAAP and consistent with past practice for Taxes that are not due prior to the Effective Time, (iii) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company or its subsidiaries, (iv) there are no liens with respect to Taxes on or pending against the Company, its subsidiaries or any of their properties other than liens for Taxes not yet due, (v) no issue has been raised in any examination, investigation, audit, suit, action claim or proceeding relating to Taxes which, by application of similar principles to any past or present period, would result in a material deficiency for Taxes, (vi) no taxing authority has proposed any adjustment pursuant to Section 481 of the Code, (vii) no consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE"), has been filed with respect to the Company or any of its subsidiaries, (viii) neither the Company nor any of its subsidiaries is a party to any arrangement to which section 280G of the Code applies, (ix) neither the Company nor any of its subsidiaries was a member of a group which joined in the filing of a consolidated, combined or unitary Tax Return, other than a group consisting only of the Company and its subsidiaries, (x) neither the Company nor any of its subsidiaries is a party to an agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable loss of any other person, and (xi) Amtrol Export Sales, Inc. has met all the requirements for eligibility and made a valid election to be treated as a foreign sales corporation within the meaning of Section 992 of the Code. As of the date of this Agreement, there are no pending or, to the best of the Company's knowledge, threatened tax audits, investigations or claims for or relating to any liability in respect to Taxes, except as would not have a Company Material Adverse Effect.

            (b) Parent acknowledges that the representations and warranties contained in this Section 3.12 are the only representations and warranties being made by the Company with respect to the subject matter of this Section 3.12, no other representation or warranty by the Company contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto by the Company.

      SECTION 3.13. COMPLIANCE. None of the Company or any of its subsidiaries is in default or violation of (a) any Law applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound, (b) any of the Company Permits, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or

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11


obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties are bound or affected, except for any such defaults or violations that would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible defaults or violations of Laws by the Company or any of its subsidiaries or revocation or modification of any Company Permit, except, in each case, for written notices relating to possible defaults or violations or revocation or modification that would not have a Company Material Adverse Effect or have been resolved.

      SECTION 3.14. CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, or as specifically contemplated by this Agreement or as set forth on the Company Disclosure Schedule (consistent with the qualifications set forth in the introduction thereto), or as would not have a Company Material Adverse Effect, since December 31, 1995, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (a) any damage, destruction or loss (not covered by insurance) with respect to any assets of the Company or any of its subsidiaries or any other change, event or occurrence; (b) any change by the Company or its subsidiaries in their accounting methods, principles or practices; (c) except for dividends by a subsidiary of the Company to the Company or another subsidiary of the Company or repurchases of shares of Common Stock from terminated employees pursuant to the 1992 Stock Plan, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Common Stock or the shares of stock of any subsidiary of the Company or any redemption, repurchase or other reacquisition of any of the Company's equity securities or any of the equity securities of any subsidiary of the Company; (d) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or employees of the Company or its subsidiaries, except for (i) increases in base salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice, or (ii) the automatic grant of Options to directors under the Director Plan; (e) a Company Material Adverse Effect; or (f) any revaluation by the Company or any of its subsidiaries of any material assets, including but not limited to, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

      SECTION 3.15. LITIGATION. There is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries (except for claims, actions, suits, litigations, proceedings, arbitrations or investigations that would not have a Company Material Adverse Effect). Neither the Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except as disclosed in the Company SEC Reports filed prior to the date of this Agreement and except for matters that would not have a Company Material Adverse Effect.

12


      SECTION 3.16. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) Section 3.16(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each employee benefit plan, program, arrangement and contract (including, without limitation, any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employment agreements, personnel policies or fringe benefit plans, policies, programs and arrangements, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and other welfare plans), maintained or contributed to by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA, whether oral or written, under which any employee or former employee of, or consultant to, the Company has any present or future right to benefits or under which the Company has any present or future liability (the "COMPANY BENEFIT PLANS").

            (b) None of the Company or any of its subsidiaries contributes to, has any material obligation to contribute to or otherwise has any material liability or potential material liability with respect to (i) any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA), (ii) any plan of the type described in Section 4063 and 4064 of ERISA or (iii) any plan that provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current or future former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code, or applicable state benefit continuation law. None of the Company or any of its subsidiaries has any liability or, to the knowledge of the Company, potential liability with respect to any employee benefit plan subject to Title IV of ERISA or Section 412 of the Code that is currently or was formerly maintained by any other current or former member of the controlled group of corporations, trades or businesses (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which the Company or any of its subsidiaries is or was a member that would have a Company Material Adverse Effect.

            (c) Each Company Benefit Plan has been maintained, funded and administered in compliance in all material respects with its terms and applicable Law, including, without limitation, ERISA and the Code. For each Company Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to matters covered by the most recent Form 5500 since the date thereof. No Company Benefit Plan provides for an increase in benefits on or after the Effective Time and each Company Benefit Plan may be amended or terminated without obligation or liability (other than those obligation and liabilities for which specific assets have been set aside in a trust or other funding vehicle or reserved for on the Balance Sheets). None of the Company or any of its subsidiaries has engaged in any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan that has resulted or could reasonably be expected to result in any material liability to the Company or any of its subsidiaries. No Company Benefit Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such sections of ERISA and the Code, whether or not waived. No material liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for payment of premiums in the ordinary course) has been or is reasonably expected to be incurred with respect to any Company Benefit Plan that is subject to Title IV of ERISA; no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Company Benefit Plan; and the PBGC has not commenced or threatened the termination of any such Company Benefit Plan. None of the assets of the Company or any of its subsidiaries is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; and none of the Company or any of its subsidiaries has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code.

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13


            (d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Company Benefit Plan and the tax-exempt status of such related trust, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

            (e) With respect to each Company Benefit Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all material required contributions for all periods ending prior to or as of the Effective Time (including periods from the first day of the then-current plan year to the Effective Time) have been or will be made or properly accrued.

            (f) With respect to each Company Benefit Plan, the Company has made available to Parent, complete and accurate copies, to the extent applicable, of
(i) all documents embodying or governing such Company Benefit Plan and any funding medium for the Company Benefit Plan, (ii) the two most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (iii) the two most recent actuarial reports, (iv) the two most recent financial statements, (v) the most recent IRS determination or approval letter with respect to such Company Benefit Plan under Section 401(a) or 501(c)(9) of the Code (and pending requests or applications for determinations or approvals) and (vi) any summary plan description for any Company Benefit Plans.

            (g) The Company and each of its subsidiaries are in compliance with all applicable Laws relating to the employment of personnel and labor, except where a failure to be in compliance would not have a Company Material Adverse Effect.

            (h) Except for such exceptions as do not have a Material Adverse Effect, or as disclosed in Section 3.16(h) of the Company Disclosure Schedule,
(i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees and the Company will promptly notify Parent in writing of any pending or threatened material claims arising between the date hereof and the Effective Time; (ii) none of the Company or any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its subsidiaries, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no grievances outstanding against the Company or any of its subsidiaries under any such agreement or contract nor, to the Company's knowledge, is there any reasonable basis for such grievance; (iv) there are no unfair labor practice complaints pending against the Company or any of its subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of the Company or any of its subsidiaries; (v) neither the Company nor any of its subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (vi) the Company has paid in full to all employees of the Company and its subsidiaries all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law; (vii) the Company and its subsidiaries have not received any request for certification of bargaining units or any other request for collective bargaining units or any other request for collective bargaining and is not subject to any other union organizing activities; and (viii) since December 31, 1993, there has not been any "plant closing" or "mass layoff" (in each case, as defined in WARN), strike, slowdown, work

14


stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its subsidiaries.

            (i) Parent acknowledges that the representations and warranties contained in this Section 3.16 are the only representations and warranties being made by the Company with respect to the subject matter of this Section 3.16, no other representation or warranty by the Company contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto by the Company.

      SECTION 3.17. INSURANCE. All material insurance policies (the "INSURANCE POLICIES") with respect to the property, assets, operations and business of the Company and its subsidiaries are in full force and effect. There are no pending material claims against the Insurance Policies by the Company or any of its subsidiaries as to which the insurers have denied material liability.

      SECTION 3.18. ENVIRONMENTAL MATTERS. (a) Except as would not have a Company Material Adverse Effect or as disclosed in Section 3.18 of the Company Disclosure Schedule, (i) the Company is in compliance with all applicable Federal, state, local and foreign laws and regulations relating to pollution and the discharge of materials into the environment ("ENVIRONMENTAL LAWS"), (ii) the Company holds all the permits, licenses and approvals of governmental authorities and agencies necessary for the current use, occupancy or operation of its assets and business under Environmental Laws ("ENVIRONMENTAL PERMITS"), and (iii) the Company is in compliance with all its Environmental Permits, and
(iv) to the knowledge of the Company, there are no conditions that are reasonably expected to give rise to liability of the Company under any Environmental Law.

            (b) Except as disclosed in Section 3.18 of the Company Disclosure Schedule, the Company has not received any written request for information, or been notified that it is a potentially responsible party, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar state, local or foreign law with respect to any real property owned or leased by it.

            (c) Except as disclosed in Section 3.18 of the Company Disclosure Schedule, the Company has not entered into or agreed to any consent decree or order and is not subject to any judgment, decree or judicial order relating to compliance with or the cleanup of regulated substances under any applicable Environmental Law.

            (d) Except as disclosed in Section 3.18 of the Company Disclosure Schedule, none of the real property owned or leased by the Company is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the United States Environmental Protection Agency, as updated through the date of this Agreement, or any similar state list of sites requiring investigation or cleanup.

            (e) Parent acknowledges that the representations and warranties contained in this Section 3.18 are the only representations and warranties being made by the Company with respect to the subject matter of this Section 3.18, no other representation or warranty by the Company contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto by the Company.

      SECTION 3.19. BROKERS AND FEES. Other than Smith Barney Inc. and HSBC Securities, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or

15


commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has previously delivered to Parent true and complete copies of the engagement letters, and any other written or oral agreements with Smith Barney Inc. and HSBC Securities, Inc. The aggregate amount of fees (exclusive of any fees or expenses incurred by the Company in connection with the Financing as defined in
Section 4.07 hereof) payable by the Company with respect to the transactions contemplated hereby does not exceed $4.5 million.

      SECTION 3.20 REQUIRED COMPANY VOTE. The affirmative vote of the holders of 75% of the outstanding shares of Common Stock entitled to vote thereon (not including shares deemed beneficially owned by a Related Person (as such term is defined in Section D of Article Sixth of the Company's Articles of Incorporation)) is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger. The Board of Directors of the Company (at a meeting duly called and held) has unanimously (i) approved this Agreement and the Voting Agreement, (ii) determined that the transactions contemplated hereby and thereby are fair to and in the best interests of the Company's stockholders, (iii) resolved to recommend this Agreement, the Merger and the other transactions contemplated hereby to such stockholders for approval and (iv) directed that this Agreement be submitted to the Company's stockholders. The Company hereby agrees to the inclusion in the Proxy Statement of the recommendations of the Company's Board of Directors described in this Section 3.20.

      SECTION 3.21. OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has received the opinion of Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the Per Share Amount to be received in the Merger by the holders of the Common Stock is fair, from a financial point of view, to such holders.

      SECTION 3.22. AFFILIATE TRANSACTIONS. Except as disclosed in the Company Disclosure Schedule (consistent with the qualifications set forth in the introduction thereto), there are no contracts, agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any affiliate of the Company, on the other hand.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PARENT SUB
             -------------------------------------------------------

      Except as set forth in the disclosure schedule (as qualified by the introduction thereto) delivered by Parent and Parent Sub to the Company concurrent with the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent and Parent Sub hereby jointly and severally represent and warrant to the Company that:

      SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and Parent Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The term "PARENT MATERIAL ADVERSE EFFECT" as used in this Agreement means any change or effect that, individually or when taken together with all such other changes or effects, would be materially adverse to the financial condition, business, operations, earnings or prospects of Parent and its subsidiaries, taken as a whole.

      SECTION 4.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. Parent has heretofore furnished to the Company a complete and accurate copy of the Certificate or Articles of

16

Incorporation and the By-Laws, as amended or restated to the date of this Agreement, of each of Parent and Parent Sub.

      SECTION 4.03. AUTHORITY. (a) Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by Parent. The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by the availability of equitable remedies.

            (b) Parent Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by Parent Sub. The execution and delivery of this Agreement by Parent Sub and the consummation by Parent Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by Parent Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent Sub, enforceable against Parent Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by the availability of equitable remedies. Parent, as the sole stockholder of Parent Sub, has duly approved and adopted this Agreement in accordance with applicable Law.

      SECTION 4.04. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent and Parent Sub do not, and the performance of this Agreement by Parent and Parent Sub will not, (i) conflict with or violate the Certificate or Articles of Incorporation or By-Laws of Parent, Parent Sub or any of Parent's subsidiaries, (ii) conflict with or violate any Laws applicable to Parent, Parent Sub or any of Parent's subsidiaries or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Encumbrance on any of the properties or assets of Parent, Parent Sub or any of Parent's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, Parent Sub or any of Parent's subsidiaries is a party or by which Parent, Parent Sub or any of Parent's subsidiaries or any of their respective properties is bound, except, in the cases of clauses (i) and (ii), for any thereof that would not have a Parent Material Adverse Effect.

            (b) The execution and delivery of this Agreement by Parent and Parent Sub do not, and the performance of this Agreement by Parent and Parent Sub will not, require Parent or Parent Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of state blue sky or takeover laws, the Exchange Act and the HSR Act and the filing and recordation of the Articles of Merger as required by Rhode Island Law and filings in connection with the financing of the Merger and (ii) where the failure to obtain such consents, approvals,

17


authorizations or permits, or to make such filings or notifications, would not prevent Parent or Parent Sub from performing its obligations under this Agreement and would not have a Parent Material Adverse Effect.

      SECTION 4.05. OWNERSHIP OF PARENT SUB; NO PRIOR ACTIVITIES. Parent Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization or the transactions contemplated by this Agreement or the financing thereof and except for this Agreement and any other agreements or arrangements contemplated by this Agreement or related to the financing of the transactions contemplated hereby, Parent Sub has not and will not have incurred, directly or indirectly, through any subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

      SECTION 4.06. VOTE REQUIRED. No vote of the holders of any class or series of capital stock of Parent is necessary to approve any of the transactions contemplated hereby. The affirmative vote of the holders of a majority of the outstanding shares of common stock of Parent Sub is the only vote of the holders of any class or series of Parent Sub capital stock necessary to approve any of the transactions contemplated hereby.

      SECTION 4.07. FINANCING. (a) Parent or Parent Sub has received and furnished copies to the Company of commitment letters (the "COMMITMENT LETTER"), copies of which are included in Section 4.07 of the Parent Disclosure Schedule, to provide to Parent (or to Parent Sub or another subsidiary of Parent), subject to the terms and conditions thereof, the amount of the financing set forth in the Commitment Letter. The commitments are referred to herein as the "FINANCING COMMITMENT", and the financing to be provided thereunder is referred to herein as the "FINANCING". The aggregate proceeds of the Financing (along with cash held by Parent and its subsidiaries and cash held by or available to the Company and its subsidiaries) will be in an amount sufficient to (i) consummate the Merger (and make all the payments contemplated by Article II, (ii) pay all related fees and expenses, and (iii) provide adequate working capital for the operation of the Company as of the Effective Time.

            (b) Parent acknowledges that the financing structure to be employed by Parent and Parent Sub in connection with the Financing for the transactions contemplated hereby has been and will continue to be devised by Parent and that the Company makes no representation or warranty with respect to such financing structure. As of the date of this Agreement, Parent knows of no facts or circumstance that are reasonably likely to result in any of the conditions set forth in the Financing Commitment (or reasonably likely to be set forth in the definitive documentation therefor) not being satisfied.

      SECTION 4.8. BROKERS. No unaffiliated broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Parent Sub.

18

                                    ARTICLE V

                                    COVENANTS
                                    ---------

      SECTION 5.01. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will and will cause its subsidiaries to (a) operate its business in the usual and ordinary course consistent with past practices; (b) use its reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective significant customers and suppliers; (c) use its reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and (d) use its reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; PROVIDED, HOWEVER, that in the event the Company deems it necessary to take certain actions that would otherwise be proscribed by clauses (a)-(d) of this Section 5.01, the Company shall consult with Parent and Parent shall consider in good faith the Company's request to take such action and not unreasonably withhold, condition or delay its consent for such action.

      SECTION 5.02. NEGATIVE COVENANTS OF THE COMPANY. Except as expressly contemplated by this Agreement and except as set forth in Section 5.02 of the Company Disclosure Schedule, or otherwise consented to in writing by Parent, from the date hereof until the Effective Time, the Company will not do, and will not permit any of its subsidiaries to do, any of the following:

            (a) (i) increase the periodic compensation or fringe benefit of any director or officer or employee of the Company or any of its subsidiaries, except for increases in salary, wages or bonuses payable or to become payable non-officer employees in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to existing severance arrangements or policies as in effect on the date of this Agreement and disclosed in Section 5.02(a) of the Company Disclosure Schedule and "stay" bonuses, to be coordinated with Parent, which do not exceed $200,000 in the aggregate) to, or enter into or amend any employment, consulting or severance agreement or arrangement with, any director, officer or employee of the Company or any of its subsidiaries involving an annual payment of more than $60,000 and not terminable on less than 90 days' notice without penalty (other than employment, severance or similar agreements entered into with the consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed); or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable Law or pursuant to any collective bargaining agreement between the Company or any of its subsidiaries and their respective employees;

            (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock of the Company (other than regular quarterly dividends not to exceed $.05 per share consistent with past practice);

            (c) (i) redeem, repurchase or otherwise reacquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary, (except in connection with the exercise of outstanding Options referred to in Section 3.03 in accordance with their terms); (ii) effect any liquidation, dissolution, merger, consolidation, restructuring, reorganization or recapitalization of the Company; or (iii) split, combine or

19


reclassify any of the Company's capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

            (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of up to 679,223 shares of Common Stock upon the exercise of Options outstanding as of the date hereof) or (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

            (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets in the ordinary course of business and consistent with past practice) in the case of asset purchases which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice and with the Company's 1996 Capital Plan;

            (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its subsidiaries except for the grant of purchase money security interests and sales in the ordinary course of business and consistent with past practice or required by binding agreements set forth in the Company Disclosure Schedule;

            (g) propose or adopt any amendments to its Articles of Incorporation or its By-Laws (other than an amendment to the Company's Articles of Incorporation to delete Section D of Article Sixth thereof or to amend such Section D so as to be inapplicable to the approval of this Agreement or the Merger by the Company's stockholders);

            (h) (A) change any of its methods of accounting in effect at March 31, 1996, or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $500,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1994, except, in the case of clause (A) or clause (B), as may be required by Law or generally accepted accounting principles;

            (i) incur any obligation for borrowed money other than purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business under existing loan agreements or prepay, before the scheduled maturity thereof, any of its long-term debt, or guarantee any obligation or indebtedness of another person (other than a wholly-owned subsidiary of the Company), enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect on any of the foregoing;

20

            (j) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation arising in the ordinary course of business where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $50,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $250,000;

            (k) pay, discharge or satisfy any claims liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, (x) of liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or (y) claims settled or compromised to the extent permitted by Section 5.02(j), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any Material Contract, other than in the ordinary course of business consistent with past practice;

            (l) effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any subsidiary, without notifying Parent in advance and without complying with the notice requirements and other provisions of WARN;

            (m)  agree in writing or otherwise to do any of the foregoing; or

            (n) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as hereinafter defined), or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any representative retained by the Company or any of the Company's subsidiaries to take any such action, and the Company shall promptly notify Parent of all relevant terms of any such inquiries and proposals received by the Company or any of its subsidiaries, or by any such officer, director or representative, relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver or cause to be delivered to Parent a copy of such inquiry or proposal (which need not disclose the identity of the person making such inquiry or proposal); PROVIDED, HOWEVER, nothing contained in this subsection (n) shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Rhode Island Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides prior written notice (including the terms and conditions of any proposal) to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, (C) prior to furnishing such information to such person or entity, the Company receives from such person or entity an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement (as hereinafter defined), and (D) the Company keeps Parent informed, on a current basis, of the status of any such discussions or negotiations; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing

21


Transaction. For purposes of this Agreement, "COMPETING TRANSACTION" shall mean any of the following involving the Company or any of its subsidiaries: (a) any merger, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other similar transaction (other than the transactions contemplated by this Agreement); (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions; (c) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of the Company; (d) any person shall have acquired, after the date hereof, beneficial ownership or the right to acquire beneficial ownership of, or any "GROUP" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed that beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of capital stock of the Company; or (e) any public announcement of a proposal, plan or intention to do any of the foregoing. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this paragraph (n) by any officer, director, employee, counsel, representative, auditor, financial or other advisor or other agent of the Company or any subsidiary acting on behalf of the Company shall be deemed to be a breach of this paragraph (n) by the Company.

      SECTION 5.03. ACCESS AND INFORMATION. Subject to confidentiality agreements to which the Company or any of its subsidiaries is a party, the Company shall, and shall cause its subsidiaries to (i) afford to Parent and its officers, directors, employees, accountants, consultants, legal counsel, agents, lenders (including representatives of any lenders) and other representatives (collectively, the "PARENT REPRESENTATIVES") full access at reasonable times upon reasonable prior notice to the officers, employees, agents, advisors, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Parent and the Parent Representatives such information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Parent.

      SECTION 5.04. CONFIDENTIALITY. The parties hereto will comply or will cause their respective affiliates to comply with all their respective obligations under the Confidentiality Agreement between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"). The Company agrees to not use, and to keep confidential, any information provided to it by Parent or its subsidiaries (and cause its employees, lenders and advisors to do the same) to the same extent and under the same covenants as provided in the Confidentiality Agreement with respect to Parent's treatment of the Company's confidential information.

      SECTION 5.05. CERTAIN OBLIGATIONS. Parent will cause the Surviving Corporation and its subsidiaries to honor in accordance with their terms all employment, severance, termination, consulting and retirement agreements and other compensation arrangements disclosed in Section 5.05 of the Company Disclosure Schedule between the Company and any current or former director, officer or employee thereof, and to cause the Surviving Corporation to discharge, at the Effective Time, any obligations arising thereunder by reason of the Merger.

22

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

      SECTION 6.01. STOCKHOLDER APPROVAL. The Company shall, promptly after the date of this Agreement and in consultation with Parent, take all action necessary in accordance with Rhode Island Law and its Articles of Incorporation and By-Laws to convene a meeting of the Company's stockholders (the "COMPANY STOCKHOLDERS MEETING"), to approve this Agreement and the Merger. The Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the approval of this Agreement and the Merger (including, without limitation, hiring a proxy solicitor).

      SECTION 6.02. PROXY STATEMENT. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement in connection with the matters to be considered at the Company Stockholders Meeting (the "COMPANY PROXY STATEMENT"). The Company shall use its reasonable best efforts to cause the Company Proxy Statement to be "cleared" by the SEC for mailing to the stockholders of the Company as promptly as practicable and shall mail the Company Proxy Statement to its stockholders as promptly as practicable thereafter. Parent shall furnish all information concerning it and the holders of its capital stock as the Company may reasonably request in connection with such actions. The Company Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of approval of this Agreement and the Merger and the opinion referred to in Section 3.21.

            (b) The information supplied by Parent in writing specifically for inclusion in the Company Proxy Statement shall not, at the date the Company Proxy Statement (or any supplement thereto) is first mailed to stockholders, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Company Stockholders Meeting any event or circumstance relating to Parent or any of its affiliates, or its or their respective officers or directors, should be discovered by Parent that should be set forth in a supplement to the Company Proxy Statement, Parent shall promptly inform the Company.

            (c) All information contained in the Company Proxy Statement (other than information provided by Parent for inclusion therein) shall not, at the date the Company Proxy Statement (or any supplement thereto) is first mailed to stockholders, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Company Stockholders Meeting any event or circumstance relating to the Company or any of its affiliates, or to its or their respective officers or directors, should be discovered by the Company that should be set forth in a supplement to the Company Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. All filings with the SEC and any amendment thereto, and all mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review and comment of Parent and, in the case of information regarding the Parent and the Financing, the prior review,

23


comment, and approval of Parent, which shall not be unreasonably withheld or delayed. Parent agrees to review and comment on all such materials promptly.

      SECTION 6.03. OTHER APPROPRIATE ACTION; CONSENTS; FILINGS. (a) The Company and Parent shall each use their reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain any consents or approvals with respect to the Merger the absence of which would result in a Company Material Adverse Effect (it being understood that obtaining any thereof that are referred to in Section 7.01(a) shall be a condition to Parent's obligation to consummate the Merger), make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act, and (C) any other applicable Law; PROVIDED that Parent and the Company shall cooperate with each other in connection with the foregoing, including providing copies of all such documents filed in connection with such filings to the nonfiling party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Company Proxy Statement) in connection with the transactions contemplated by this Agreement.

            (b) Each of the Company and Parent agree to cooperate and use their reasonable best efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "ORDER") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by pursuing any necessary administrative or judicial appeal or legislative action.

            (c) The Company agrees to provide, and will cause its subsidiaries and its and their respective officers and employees to provide, upon reasonable advance notice, all reasonable cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Effective Time in respect of the transactions contemplated by this Agreement, including without limitation, the preparation of offering memoranda, private placement memoranda or other similar documents, participation in meetings, due diligence sessions and road shows (consistent with such individuals' responsibilities for the ongoing operations of the Company), the execution and delivery, with effectiveness conditioned upon consummation of the Merger, of any pledge and security documents, other definitive financing documents, or other requested certificates, or documents as reasonably may be requested by Parent. In addition, in connection with the obtaining of any such financing, the Company agrees to request opinions of the Company's legal counsel and "comfort letters" of the Company's accountants reasonably required in connection with such Financing and at the request of Parent, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company; provided that no such prepayment or redemption shall themselves actually be made unless contemporaneously with or after the Effective Time.

             (d) At the written request of Parent, the Company agrees to obtain Phase I Environmental Site Assessments prepared by GaiaTech Inc. (the "CONSULTANTS") for the properties owned by the Company which are listed in
Section 6.03 of the Company Disclosure Schedule (the

24


"ENVIRONMENTAL REPORTS"), to provide, within 45 days of such request, copies of any Environmental Reports to Parent and any of the Parent's and Parent's Sub's lenders and to legal counsel for such lenders, together with a letter from the Consultants which authorizes such lender to rely upon such Environmental Reports as if the same had been prepared for such lender, and to authorize the Consultants to respond to inquiries from such lender (including representatives of such lender) and discuss with them the nature of the Consultants' findings both during the Consultants' investigation of the properties and preparation of the Environmental Reports and following delivery of the final Environmental Reports, provided that such lenders advise legal counsel of the Company of any such inquiries or discussions and invites such legal counsel to participate in any such discussions.

      SECTION 6.04. PUBLIC ANNOUNCEMENTS. Unless otherwise required by applicable Law or stock exchange or NASDAQ requirements, Parent and the Company shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

      SECTION 6.05. INDEMNIFICATION. (a) The Articles of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Articles of Incorporation and By-Laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under the Articles of Incorporation or By-laws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law; provided that, nothing in this Agreement shall prohibit the Surviving Corporation from reincorporating in another jurisdiction (by way of merger or otherwise) so long as its articles of incorporation and by-laws provide for indemnification of equal or greater scope.

      The Surviving Corporation will not permit the provisions with respect to indemnification set forth in the Articles of Incorporation and By-laws of any of the Company's subsidiaries on the date of this Agreement to be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under any such Articles of Incorporation or By-laws in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law.

            (b) The Company represents and warrants that, as of the date of this Agreement, there is no claim, action, proceeding or investigation (a "CLAIM") pending or, or to its knowledge, threatened which could cause any prospective indemnitees referred to in Section 6.05(a) ("INDEMNIFIED PARTIES") to be indemnified pursuant to the Articles of Incorporation or Bylaws of the Company (or the Surviving Corporation) or its subsidiaries.

            (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time (i) the Indemnified Parties may retain the Company's regularly engaged independent legal counsel as of the date of this Agreement, or other independent legal counsel satisfactory to them provided

25


that such other counsel shall be reasonably acceptable to the Surviving Corporation, (ii) the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) the Surviving Corporation will use its reasonable efforts to assist in the defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any Claim effected without its prior written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.05, upon learning of any such Claim, shall notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which the Surviving Corporation may have under this Section 6.05, except to the extent such failure prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 7.1-1.1-4.1(f) of Rhode Island Law. The Indemnified Parties as a group may retain one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more of such Indemnified Parties, in which event, an additional counsel as may be required may be retained by such Indemnified Parties.

            (d) The Surviving Corporation shall maintain in effect for not less than five years after the Effective Time (except to the extent not generally available in the market) the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; PROVIDED, HOWEVER, that (i) the Surviving Corporation may substitute therefor policies of substantially the same coverage containing terms and conditions that are substantially the same for the Indemnified Parties to the extent reasonably available, (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as possible for such amount and (iii) such policy may in the sole discretion of the Surviving Corporation be one or more "tail" policies for all or any portion of the full five year period. The amount of the last annual premium for such policies is set forth in Section 6.05 of the Company Disclosure Schedule.

            (e) This Section 6.05 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Parent and Parent Sub and the Surviving Corporation and their respective successors and assigns.

      SECTION 6.06. OBLIGATIONS OF PARENT SUB. Parent shall take all action necessary to cause Parent Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

      SECTION 6.07. INVESTIGATION. Parent acknowledges and agrees that it (a) has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the Company, (b) has been furnished with or given adequate access to such information about the Company as it has requested, and (c) it will not assert any claim against any of the Company's officers, directors, employees, agents, stockholders, affiliates, advisors or other representatives, or hold any of such persons liable, for any inaccuracies, misstatements or omissions with respect to information furnished by the Company or such persons concerning the Company. Parent acknowledges and agrees that none of the Company's stockholders, officers, directors, employees, agents, affiliates, advisors or other representatives have made, or are making, any representations or warranties with respect to the Company, this Agreement, or any of the transactions contemplated hereby.

26


      SECTION 6.08. VOTING AGREEMENT. The Company agrees not to take any action, and shall direct its directors, officers, employees, agents and representatives (including its legal counsel) not to take any action which would permit or facilitate a transfer of record ownership of shares of Common Stock held by the stockholder parties to the Voting Agreement in violation of the provisions thereof.


                                   ARTICLE VII

                               CLOSING CONDITIONS
                               ------------------

      SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

            (a) ANTITRUST. The applicable waiting period under the HSR Act shall have expired or been terminated.

            (b) LITIGATION, ETC. No Governmental Entity or Federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that then remains in effect and that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (c) STOCKHOLDER APPROVAL. The holders of a majority of the outstanding shares of Common Stock shall have approved this Agreement in accordance with Rhode Island Law and the rules and regulations of NASDAQ, and either (i) the holders of at least 75% of the outstanding shares of Common Stock entitled to vote thereon (not including shares deemed beneficially owned by a Related Person (as such term is defined in Section D of Article Sixth of the Company's Articles of Incorporation)) shall have authorized or approved the transaction contemplated by this Agreement in accordance with Section D of Article Sixth of the Company's Articles of Incorporation or (ii) the holders of at least 75% of the outstanding shares of Common Stock entitled to vote thereon shall have approved an amendment to the Company's Articles of Incorporation which makes Section D of Article Sixth thereof inapplicable to the approval by the Company's stockholders of this Agreement and the Merger and subsequent to the filing of such amendment to the Articles of Incorporation, the holders of a majority of the outstanding shares of Common Stock shall have approved this Agreement in accordance with Rhode Island Law.

      SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATION OF PARENT. The obligation of Parent to effect the Merger is also subject to the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement (i) in the case of any thereof that are expressly qualified by any materiality qualification, shall be true and correct, subject to such materiality qualification, and (ii) in the case of all other representations and warranties, shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, and except that those representations and warranties that address matters only as of a particular date shall remain true and correct, subject to such materiality

27


qualifications or in all material respects, as the case may be, as of such date. Parent shall have received a certificate of the Chief Financial Officer of the Company to such effect.

            (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the Chief Financial Officer of the Company to that effect.

            (c) CONSENTS AND APPROVALS. All consents, approvals and authorizations, the failure to obtain which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, and all consents, approvals and authorizations.

            (d) NO MATERIAL ADVERSE CHANGE IN MARKETS. There shall not have occurred (i) a decline of at least 20% in the Dow Jones Average of Industrial Stocks measured from the date of this Agreement to the last reported date immediately preceding the day of the Effective Time, or (ii) an increase of at least 200 basis points in the yield-to-maturity of the 10 year U.S. Treasury Security based on Treasury Market Data provided by Cantor Fitzgerald, measured from the date of this Agreement to the last date immediately preceding the day of the Effective Time.

            (e) LEGAL OPINION. Parent shall have received an unqualified opinion of Hinckley, Allen & Snyder, counsel to the Company, dated as of the Closing, that the Agreement and the Merger have been duly and validly approved by the stockholders of the Company in accordance with Rhode Island Law and the Company's Articles of Incorporation.

      SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Parent Sub contained in this Agreement (i) in the case of any thereof that are expressly qualified by any materiality qualification, shall be true and correct, subject to such materiality qualification, and (ii) in the case of all other representations and warranties, shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, and except that those representations and warranties that address matters only as of a particular date shall remain true and correct, subject to such materiality qualifications or in all material respects, as the case may be, as of such date. The Company shall have received a certificate of the Chief Financial Officer of Parent to such effect.

            (b) AGREEMENTS AND COVENANTS. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of the Chief Financial Officer of Parent to that effect.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

      SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

            (a)  by mutual consent of Parent and the Company;

28


            (b) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied (a "TERMINATING COMPANY BREACH"), PROVIDED that, if such Terminating Company Breach is not willful and is curable by the Company through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 8.01(b), until the Company has been given 30 days to cure such breach after receipt of notice thereof;

            (c) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) would not be satisfied (a "TERMINATING PARENT BREACH"), PROVIDED that, if such Terminating Parent Breach is not willful and is curable by Parent through the exercise of its reasonable efforts and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 8.01(c), until Parent has been given 30 days to cure such breach after receipt of notice thereof;

            (d) by either Parent or the Company, if there shall be any Order that is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order has not complied with its obligations under Section 6.03;

            (e) by Parent or the Company, if the Merger shall not have been consummated before February 28, 1997, except if the party seeking to terminate the Agreement shall be in breach hereof;

            (f) by Parent or the Company, if the approval of this Agreement and the Merger by the stockholders of the Company shall fail to receive the requisite vote by the stockholders of the Company at the Company Stockholders Meeting;

            (g) by Parent, if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or Parent Sub or shall have resolved to do any of the foregoing or (ii) the Company fails to include such recommendation in the Company Proxy Statement, or (iii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Competing Transaction or resolved to do so;

            (h) by Parent, if (i) the Company shall have exercised a right specified in the first proviso to subsection 5.02(n) with respect to any Competing Transaction and shall, directly or through agents or representatives, continue discussions with any third party concerning such Competing Transaction for more than 20 business days after the date of receipt of such Competing Transaction; or (ii) (1) a Competing Transaction that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to the specificity of such price proposal) as to which the Company is legally required to respond under Rule 14e-2 promulgated under the Exchange Act and (2) the Company shall not have rejected such proposal within 20 business days of its receipt or the date its existence first becomes publicly disclosed, if sooner; or

29


            (i) by the Company, if the Board of Directors of the Company shall have recommended to the stockholders of the Company any Competing Transaction or resolved to do so pursuant to Section 5.02(n); PROVIDED that any termination of this Agreement by the Company pursuant to this Section 8.01(i) shall not be effective until the close of business on the second full business day after notice thereof to Parent.

      The right of any party hereto to terminate this Agreement pursuant to this
Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

      SECTION 8.02. EFFECT OF TERMINATION. Except as provided in Section 8.05 or
Section 9.01, in the event of the termination of this Agreement pursuant to
Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of Parent, Parent Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party for any breach of this Agreement.

      SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      SECTION 8.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      SECTION 8.05. EXPENSES. (a) Except as otherwise expressly provided herein, all expenses incurred by the parties hereto shall be borne solely by the party that has incurred such expenses.

            (b)  If this Agreement shall have been terminated pursuant to
Section 8.01(g), 8.01(h) or 8.01(i) and not later than the date which is twelve
(12) months after such termination a Competing Transaction shall have been consummated, the Company shall pay Parent (or its designee) within one business day of the later of the consummation of such a Competing Transaction or such termination, a fee of $6.5 million in cash in same day funds.

            (c) (i) If this Agreement shall have been terminated pursuant to
Section 8.01(f) and (ii) either of the following shall have occurred prior to the Company Stockholders Meeting held to approve the Merger: (A) any Person (including the Company or any of its subsidiaries or affiliates) or "group" (as referred to in Section 13(d)(3) of the Exchange Act) other than Parent or any of its affiliates (collectively, "ACQUIRING PERSONS") shall have become the beneficial owner of more than 20% of the outstanding shares of Common Stock (other than with respect to Persons beneficially owning more than 20% as of the date hereof, in which case, if such Person acquires beneficial ownership of any additional shares comprising an aggregate of more than 1% of the outstanding shares of Common Stock); or (B) any Acquiring Person (other than Parent or any of its affiliates) shall have made, or proposed, communicated or disclosed in a manner which is or

30

otherwise becomes public (including being known by stockholders of the Company owning of record or beneficially in the aggregate 5% or more of the outstanding shares of Common Stock) a bona fide intention to make a proposal for a Competing Transaction or shall make such a proposal, AND (iii) not later than the date which is 12 months after the date this Agreement is terminated, any Acquiring Person (whether or not such Acquiring Person is the same Acquiring Person referred to in clause (ii)) has consummated any Competing Transaction in which the Transaction Value (as hereinafter defined) of such Competing Transaction (the "AGGREGATE COMPETING CONSIDERATION") is greater than the aggregate amount of the Merger Consideration payable hereunder to holders of the Common Stock (the "AGGREGATE MERGER CONSIDERATION"), then the Company shall within one business day after the later of the date of such termination or an event specified in clause (iii) shall have occurred (and, if applicable, within one business day after the date or dates of any Contingent Payments), pay Parent (or its designee) a fee in cash equal to the lesser of (x) the amount by which the Aggregate Competing Consideration exceeds the Aggregate Merger Consideration or
(y) $6.5 million, which amount shall be payable in same day funds. For the purposes of this Section 8.05(c), "TRANSACTION VALUE" shall mean (i) in the case of the sale, exchange or purchase of the Company's equity securities, the total consideration paid for such securities (including amounts paid to holders of options, warrants and convertible securities), and (ii) in the case of a sale or disposition by the Company of assets, the total consideration paid for such assets, plus the net value of any current assets not sold by the Company. Transaction Value shall include amounts paid in cash, notes, securities or other property. If the consideration in connection with the Competing Transaction may be increased by payments related to future events ("CONTINGENT PAYMENTS"), the portion of the fee due to Parent relating to such Contingent Payments will be calculated and payable if and when such Contingent Payments are made. For purposes of computing any fees payable to Parent hereunder, non-cash consideration shall be valued as follows: (x) publicly traded securities shall be valued at the average of their closing prices (as reported in the Eastern Edition of THE WALL STREET JOURNAL) for the five trading days prior to the closing of the Competing Transaction and (y) any other non-cash consideration shall be valued at the fair market value thereof as determined in good faith by the Company and its financial advisor. Only one fee in the maximum aggregate of $6.5 million shall be payable pursuant to this Section 8.05.

            (d) In addition to the other provisions of this Section 8.05, in the event a fee is or becomes payable pursuant to Section 8.05(b) or (c) hereof, the Company agrees promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, to reimburse Parent (or its designee) and its affiliates for all reasonable out-of-pocket costs, fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting such fee, as a result of any breach by the Company of its obligations under this Section 8.05.

A. (e) Notwithstanding any other provision hereof, in the event the Company obtains the Environmental Reports referred to in Section 6.03(d) and this Agreement is terminated for any reason, Parent agrees promptly, but in no even later than two business days following written notice thereof, together with related bills or receipts, to reimburse the Company for the fees and expenses of the Consultants incurred by the Company in connection with the preparation of the Environmental Reports.

31


                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

      SECTION 9.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
(a) Except as set forth in Section 9.01(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

            (b) The representations, warranties and agreements in this Agreement (and in any certificate delivered in connection with the Closing) shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I and II and Sections 5.05, 6.05, 6.06 and 6.07 shall survive the Effective Time and those set forth in Sections 5.04, 6.07, 8.02, 8.05 and Article IX hereof shall survive termination.

      SECTION 9.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

            (a)   If to Parent or Parent Sub:

                        c/o The Cypress Group L.L.C.
                        65 East 55th Street, 9th Floor
                        New York, NY 10022
                        Attn: David P. Spalding
                        Telecopier: (212) 705-0199

                  with copies to:

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, NY 10017
                        Attention: David Sorkin, Esq.
                        Telecopier: (212) 455-2502

            (b)   If to the Company:

                        AMTROL Inc.
                        1400 Division Road
                        West Warwick, RI  02893
                        Attention: Stephen J. Carlotti
                                  Vice Chairman
                        Telecopier:  (401) 884-7816

32


                  with copies to:

                        Hinckley, Allen & Snyder
                        1500 Fleet Center
                        Providence, RI  02903
                        Attention:  Margaret D. Farrell, Esq.
                        Telecopier:  (401) 277-9600

      SECTION 9.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

            (a) "AFFILIATE" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

            (b) "BUSINESS DAY" means any day other than a day on which banks in the City of New York are authorized or obligated to be closed;

            (c) "CONTROL" (including the terms "CONTROLLED", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

            (d) "KNOWLEDGE" or "KNOWN" means, with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter;

            (e) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

            (f) "SIGNIFICANT SUBSIDIARY" or "SIGNIFICANT SUBSIDIARIES" means any subsidiary of the Company that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC;

            (g) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Parent, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

            (h) "TAX" or "TAXES" shall mean any and all taxes, charges, fees, levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, AD VALOREM, value added, sales, use, real or personal property, payroll, withholding, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, and transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

33


      SECTION 9.04. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 9.06. ENTIRE AGREEMENT. This Agreement (together with the Exhibits hereto), and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

      SECTION 9.07. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

      SECTION 9.08. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than the provisions of Sections 6.05 and 6.07), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 9.09. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      SECTION 9.10. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Rhode Island, regardless of the laws that might otherwise govern under applicable principles of conflicts of law, and each party hereto hereby submits to the exclusive jurisdiction of the Rhode Island courts sitting in chancery for the resolution of all disputes under this Agreement.

      SECTION 9.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

34


          IN WITNESS WHEREOF, Parent, Parent Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          A.I. HOLDINGS, INC.


                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________


                                          A.I. ACQUISITION, INC.


                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________


                                          AMTROL Inc.


                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                                 EXHIBIT A TO MERGER AGREEMENT


                                VOTING AGREEMENT


      This Agreement dated as of August 28, 1996 is by and between Amtrol Inc. (the "Company"), a Rhode Island corporation, and the other parties signatory hereto (each a "Stockholder").

RECITALS

      The Company's Board of Directors (the "Board") determined in 1995 that it was in the best interest of the Company and its stockholders to explore strategic options, including a possible sale of the Company.

      To assist in this process, the Company retained investment bankers and other advisors and conducted an extensive and lengthy process of soliciting and evaluating proposals from numerous parties. This process has now resulted in the Company obtaining from a small number of qualified bidders (the "Bidders") specific proposals to acquire the Company, copies of which have been provided by the Company to the Stockholders.

      Following further negotiations, the Company expects to enter into a definitive agreement (the "Merger Agreement") with the Bidder determined by the Board, in the exercise of the fiduciary duty of the Board to the Company's stockholders, following consultation with the Board's financial and other advisors, to have made the proposal which is in the best interest of the Company and its stockholders.

      In response to requests from Bidders, the Company has requested the Stockholders to enter into this Agreement. The Company has informed the Stockholders that, without this Agreement, one or more of such Bidders will refuse to enter into a Merger Agreement. In this regard, the Company believes that the existence of this Agreement will increase the consideration which all stockholders of the Company will receive under the Merger Agreement.

      The Stockholders have considered the Company's request in light of the process engaged in by the Company to date in seeking such proposals, the Company's belief that by entering into this Agreement the Stockholders may increase both the willingness of the Bidders to proceed and the amount of consideration ultimately to be paid, and, in particular, where applicable, such Stockholder's own fiduciary obligations, and are willing to agree with the Company as follows. Each Stockholder acknowledges that such Stockholder is entering into this Agreement in part for the benefit of the Bidder with whom the Company reaches a Merger Agreement.

AGREEMENT

      The parties therefore agree as follows:

      1. STOCKHOLDER REPRESENTATIONS. Each Stockholder (severally and not jointly) represents and warrants to the Company as follows:

            a. Stockholder is the record holder of the number of shares of the Company's Common Stock set forth opposite Stockholder's name on Exhibit A attached hereto (the Existing Shares", and together with any shares of the Company's Common Stock acquired by Stockholder after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, the "Shares").

            b. On the date hereof, the Existing Shares constitute all of the shares of the Company's Common Stock owned of record by Stockholder.

            c. Stockholder has sole voting power with respect to the matters set forth in Section 2 hereof with respect to all of such Stockholder's Existing Shares and sole power to dispose of all such Existing Shares.

            d. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party or by which Stockholder is bound. In the case of any Stockholder which is a trust, there is no beneficiary of such trust and no holder of any voting trust certificate or similar instrument in such trust whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      2. AGREEMENT TO VOTE. Each Stockholder agrees to vote all of such Stockholder's Existing Shares and any other Shares which Stockholder has the power to vote in regard to any and all of the following matters as recommended by the Board:

            a. The Merger Agreement itself and all transactions contemplated thereby; and

            b. Any Competing Transaction (as such term is defined in the form of Merger Agreement) or other action which is intended to or could reasonably be expected to have a material effect on the transactions contemplated by the Merger Agreement;

PROVIDED, HOWEVER, that no Stockholder shall be obligated to vote in favor of any proposal that would modify the provisions of Section D of Article Sixth of the Company's Articles of Incorporation except to the extent necessary to make such provisions inapplicable to the approval by the Company's stockholders of the Merger Agreement (as approved by such Stockholder pursuant to Section 6 hereof) and the Merger as defined therein. No Stockholder shall enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with the provisions of this section.

      3. NO SOLICITATION. No Stockholder shall, directly or indirectly (including through advisors or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiry or proposal by any person or entity with respect to the Company that constitutes or could reasonably be expected to lead to a Competing Transaction. If any Stockholder receives any such inquiry or proposal, then such Stockholder shall promptly inform the Company of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Stockholder will immediately cease and cause to be terminated all existing activities, discussions or negotiations (if any) with any party conducted heretofore with respect to any of the foregoing.

      4. RESTRICTION ON TRANSFER. No Stockholder shall, directly or indirectly:

            a. Except pursuant to the terms of this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein, except pursuant to any such transfer in which the transferee becomes a signatory to this Agreement and any Shares transferred to such transferee continue to be bound by the provisions hereof (without limiting the generality of the foregoing, no Stockholder shall (i) exercise any right which such Stockholder may have to demand or request that the Company file a Registration Statement under the Securities Act of 1933 covering the sale of any Shares or (ii) if such Stockholder is a trust, take any action to terminate, close or liquidate such trust unless all Shares affected by such action remain subject in all respects to the terms of this Agreement);

            b. Grant any proxies (except for any proxy solicited by the Board) or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or

            c. Take any action which would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

Notwithstanding any other provision of this section, the Trustees of The Chester
H. Kirk 1984 Trust Agreement shall be permitted to pledge its Shares as collateral for any loan from a bona fide financial institution which such Trustees may deem necessary or desirable in connection with the payment of (i) any and all state or federal estate taxes occasioned by the death of Chester H. Kirk, (ii) pecuniary legacies under the Last Will and Testament of Chester H. Kirk or (iii) pecuniary distributions under the Chester H. Kirk 1984 Trust Agreement, the amount of such loan not to exceed $10 million prior to January 31, 1997 or $20 million thereafter, and the terms of such loan to provide that the Trust may continue to vote all pledged Shares so long as the Trust is not in default under the loan documents.

      5. TERMINATION. This Agreement shall terminate on the earliest to occur of the following:

            a. The failure by the Company to reach a definitive Merger Agreement with one of the Bidders on or before September 15, 1996;

            b. The Effective Time of any such Merger Agreement (as defined therein); or

            c.    February 28, 1997.

      6. CONDITION TO STOCKHOLDERS' OBLIGATIONS. The obligations of each Stockholder hereunder are conditioned on such Stockholder's written approval, prior to execution and delivery by the Company, of the final form of Merger Agreement and the consideration payable thereunder, it being understood and agreed that, among other provisions, such Agreement will contain appropriate "fiduciary-out" provisions in favor of the Board.

      7.    MISCELLANEOUS.

            a. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings (if any), both written and oral, between the parties with respect to the subject matter hereof, and shall not be assigned by operation of law or otherwise.

            b. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto, provided that the Company may add to the list of Stockholders any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

            c. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified, postage pre-paid, return receipt requested) or by any courier service, such as Federal Express providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                        AMTROL, INC.
                        1400 Division Road
                        West Warwick, Rhode Island 02893

                  with a copy to:

                        HINCKLEY, ALLEN & SNYDER
                        c/o Margaret Farrell, Esq.
                        1500 Fleet Center
                        Providence, Rhode Island 02903

                        THE CHESTER H. KIRK 1984 TRUST AGREEMENT
                        c/o Heidi Kirk
                        275 Stony Lane
                        North Kingstown, Rhode Island 02852

                  with copies to:

                        FLEET NATIONAL BANK
                        c/o Terence J. Breiding, Senior Vice President
                            Manager Estate and Trust Services
                        Mail Stop RI MO 124

                        100 Westminster Street
                        Providence, Rhode Island 02903-2305

                  and

                        ROPES & GRAY
                        c/o Martin Hall, Esq.
                        One International Place
                        Boston, Massachusetts 02110

                        DAVID BERETTA
                        11 Walcot Avenue
                        Jamestown, Rhode Island 02835

                        KENNETH L. KIRK
                        1400 Division Road
                        West Warwick, Rhode Island 02893

                        DR. HANNS H. WINKHAUS
                        Sybelstrasse 24B
                        40239 Dusseldorf
                        Germany

                  or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            d. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island, regardless of the laws which might otherwise govern under the applicable conflicts of laws principles thereof.

            e. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

            f. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            g. In the event of a stock dividend or distribution, or any change in the Company's Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions in any Shares or for which any or all of the Shares may be changed or exchanged.

            h. The obligations of each Stockholder hereunder are several and not joint and no Stockholder shall have any liability hereunder to the Company for the failure of any other Stockholder to perform his or its obligations hereunder. While, for the sake of convenience, this Agreement has been entered into by more than one Stockholder, this Agreement shall be treated for all purposes as a separate agreement between each Stockholder and the

                  Company and not as an agreement among the Stockholders, and no Stockholder shall have any rights hereunder to cause any other Stockholder to take any action required hereunder.

            i. Each Stockholder acknowledges that each Stockholder is entering into this Agreement for the benefit of the Bidder with whom the Company reaches a Merger Agreement and that such Bidder shall be a third party beneficiary for purposes of monetary damages with respect to any breach hereof by such Stockholder.

      IN WITNESS WHEREOF, the Company and each Stockholder have caused this Agreement to be duly executed as of the day and year first set forth above.

                                    AMTROL INC.


                                    By:
                                       -----------------------------
                                       Name:
                                       Title:

                                    THE CHESTER H. KIRK 1984 TRUST
                                    AGREEMENT


                                    By:
                                       -----------------------------
                                       Name:
                                       Title:  Co-Trustee


                                    By:
                                       -----------------------------
                                       Name:
                                       Title:  Co-Trustee


                                    By: Fleet National Bank
                                        Title:  Co-Trustee


                                        By:
                                           -------------------------
                                        Name:
                                        Title:


                                    --------------------------------
                                    Kenneth L. Kirk

                                    --------------------------------
                                    David L. Beretta

                                    --------------------------------
                                    Hanns H. Winkhaus

                                                   EXHIBIT A TO VOTING AGREEMENT


                                 STOCKHOLDERS
                                 ------------

                                              Number of Shares of Which the
        Name                                  Stockholder is the Record Holder
        ----                                  --------------------------------

The Chester H. Kirk 1984 Trust Agreement                2,220,804

Kenneth L. Kirk                                           424,075

David Beretta                                              68,046

Hanns H. Winkhaus                                          99,950